SHARE PURCHASE AGREEMENT
                            ------------------------


This AGREEMENT is made as of the ___ day of March, 2002.

     GARUDA CAPITAL CORP., a company incorporated pursuant to the laws of Nevada, having an office located at 1895 26th Street, West Vancouver, British Columbia, V7V 4K2

     (herein referred to as "Garuda")

                                                               OF THE FIRST PART

AND:

     HAGENSBORG FOODS LTD., a company incorporated pursuant to the laws of the Province of British Columbia, with its registered offices at 480 - 650 West Georgia Street, Vancouver, British Columbia, V6B 4N9

     (herein called "HFL")

                                                              OF THE SECOND PART

AND:

     THOSE SHAREHOLDERS OF HFL, signatory to this agreement as evidenced by their names and signatures affixed to the execution pages hereof.

     (herein referred to as the "Vendors")

                                                               OF THE THIRD PART


WHEREAS:

A. Garuda, HFL and the Vendors entered a Letter Agreement dated February 26, 2002 for the purchase of all issued shares in the capital of HFL (the "HFL Shares");

B. Garuda wishes to acquire the HFL Shares from the Vendors, and the Vendors have agreed to sell to Garuda all of their respective legal and beneficial interests in the HFL Shares on the terms and conditions contained herein.

C. The holders of the Series "A" Convertible Debentures issued by HFL in the principal amount of CDN$600,000, have agreed to accept payment on their Debentures and release the underlying security on payment in total of US$365,000.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the payment of $10.00 to the Vendors the receipt and sufficiency of which is acknowledged, the premises and the mutual agreements herein contained (the receipt and adequacy of such consideration is hereby mutually admitted by each party), the parties hereby covenant and agree as follows:

1.   INTERPRETATION
     --------------

1.1 Definitions - In this Agreement the following words and phrases shall have the meanings set forth after each:


     (a) "Common Shares" - means the Common shares in the capital of HFL issued and outstanding as of the Closing Date, all of which are being acquired hereunder;

     (b) "Closing", "Closing Time", "Closing Date" - means 2:00 p.m. on the 15th of March, 2002, or such later time or date as may be agreed upon in writing by the parties hereto;

     (c) "Company Act" means the British Columbia Company Act in effect at the date of this Agreement;

     (d) "Directors" - means the persons holding the position of director of Garuda;

     (e) "Income Tax Act" - means the Income Tax Act of Canada in effect on the date of this Agreement;


     (f) "Material Contracts" means those subsisting commitments, contracts, agreements, instruments, leases or other documents entered into by any party hereto, by which it is bound or to which it or its assets are subject which have total payment obligations on the part of HFL which exceed $10,000.00 or are for a term of or in excess of two years, all as set out in Schedule "B" hereto;

     (g) "Garuda Financial Statements" - means the financial statements for Garuda, copies of which are contained in the Public Record;

     (h) "Public Record" - means the information filed by Garuda with the SEC, or on the EDGAR system, with the required Securities Commissions and with the Secretary of State for Nevada, as required in accordance with Securities Legislation requirements, and which record contains all material facts (as that term is defined by the Securities Legislation) relating to the corporate structure, business and operations of Garuda;

     (i) "HFL" means Hagensborg Foods Ltd., incorporated in British Columbia under the Company Act;

     (j) "HFL Shares" - means the Common and Preferred shares in the capital of HFL being acquired by Garuda hereunder;

     (k) "Preferred Shares" - means the Class "A" Preferred shares of Garuda issued and outstanding as of the Closing Date, all of which are being acquired hereunder;

     (l)  "Purchase  Price"  means  the  sum  of  US$700,000   allocated  as  to
          US$600,000  to the  Common  Shares  and  US$100,000  to the  Preferred
          Shares;

     (m) "Securities Legislation" means the Nevada Business Corporations Act, the Securities Exchange Act of 1934, the Securities Act of 1933 and the equivalent securities legislation of the States of America which apply to Garuda, each as now enacted or as the same may be amended and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes;


     (n) "Vendors" - means the registered holder of the Preferred Shares and Common Shares signatory hereto;

     (o) "HFL Financial Statements" - means the audited financial statements of HFL for the annual period ending June 30, 2001, to consist of a balance sheet, statement of retained earnings, an income statement and a statement of changes in financial position of HFL including the notes to such financial statements, a copy of which will be attached hereto as Schedule "C" upon their completion; and



1.2  Schedules - The following are the schedules to this Agreement:
     ---------

          Schedule "A" - Shareholders and Shareholdings of HFL
          Schedule "B" - Material Contracts
          Schedule "C" - HFL audited  Financial  Statements  for the year ended
                         June 30, 2001

1.3 Accounting Interpretation - For the purposes of this Agreement, except as otherwise expressly provided herein all accounting terms not otherwise defined have the meanings assigned to them in accordance with generally accepted accounting principles applicable in Canada and applied on a basis consistent with prior years;

2.0  REPRESENTATIONS AND WARRANTIES
     -------------------------------

2.1 Representations and Warranties of the Vendors - In order to induce Garuda to enter into and to consummate the transactions contemplated by this Agreement, the Vendors jointly and severally hereby represent and warrant to Garuda as follows:

     (a) Organization and Good Standing of HFL - HFL is duly incorporated and validly existing and in good standing with respect to the filing of all reports in British Columbia , and has all necessary corporate powers, authorities and capacity to own its assets and to carry on its business as presently conducted;

     (b) Vendors' Title - The list of Vendors set out in Schedule "A" is a complete list of all persons or parties having a beneficial claim to the HFL Shares;

     (c) Authority - The Vendors, and each of them, have due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the HFL Shares to Garuda as required by this Agreement;

     (d) Absence of Options, etc. - No Person has any agreement or option, present or future, contingent, absolute or capable of becoming an agreement or option or which with the passage of time or the occurrence of any event could become an agreement or option:

          (i) to require HFL to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of HFL;

          (ii) for the issue or allotment of any of the authorized but unissued shares in the capital of HFL; or

          (iii) to acquire the issued shares of HFL;

     (e) Financial Statements - That, on or before Closing, audited financial statements for HFL shall be completed by Spicer, Jeffries & Co., and delivered to Garuda, and the HFL Financial Statements will be prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior fiscal years; such Financial Statements present fairly the financial position of HFL as at the date thereof and the results of HFL's and the changes in HFL's financial position for the periods then ending;

     (e) Absence of Undisclosed Liabilities - Except as will be set out in the HFL Financial Statements or incurred subsequent to the date thereof in the ordinary and usual course of the business of HFL, to the best of the Vendors' knowledge, information and belief, HFL will not have any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise);

     (f) Title to Assets - HFL has title to all of the assets, real and personal, including those reflected in the HFL Financial Statements or acquired since the date of the HFL Financial Statements (except as since transferred, sold or otherwise disposed of in the ordinary course of business), as have been represented to be held by HFL, subject to such charges on its assets as have been required pursuant to the bank and debenture debts reflected in the HFL Financial Statements;

     (g) Material Contracts - Except for the contracts, agreements and debentures listed in Schedule "B", neither HFL nor any of its subsidiaries is party to or bound by any material contract or commitment, whether oral or written, and the contracts, agreements and debentures listed in Schedule "B" are all in full force and effect and unchanged, no material default exists in respect thereof on the part of any of the other parties thereto, the Vendors are not aware of any intention on the part of any of the other parties thereto to terminate or materially alter any such contracts or agreements, or take action under the debentures and Schedule "B" lists all the present outstanding material contracts entered into by HFL in the course of carrying on its business;

     (h) Litigation - There is not any suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or threatened against, or relating to HFL, or affecting its assets, properties or business which might materially and adversely affect the assets, properties, business, future prospects or financial condition of HFL, and there is not presently outstanding against HFL any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator;

     (i) Corporate Records - To the best of the knowledge of the Vendors, HFL, has kept all corporate records required to be kept by the Company Act of British Columbia, and such records are complete and accurate and contain all minutes of all meetings of directors and members of HFL;

     (j) Permits and Licenses - HFL holds all permits, licenses, consents and authorities issued by any government or governmental authority or any municipal, regional or other authority, or any subdivision thereof, which are necessary or desirable in connection with the conduct and operation of HFL's business and the ownership or leasing of its assets and the conduct and operation of its business;

     (k) Undisclosed Information - The Vendors do not have any specific information relating to HFL which is not generally known or which has not been disclosed to Garuda and which if known could reasonably be expected to have a materially adverse effect on the value of the HFL Shares; and

     (l) Taxes - HFL has duly filed, if required to date, on a timely basis all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof.


and the Vendors covenants, represents and warrants to Garuda that all of the representations and warranties set forth in this Section 2.1 shall be true and correct at the Closing as if made on that date.

2.2 Survival - The representations and warranties of the Vendors contained in this Agreement shall survive the Closing and the payment of the Purchase Price and, notwithstanding the Closing and the payment of the Purchase Price and, notwithstanding any investigations or enquiries made by Garuda prior to the Closing and notwithstanding the waiver of any condition by Garuda, the representations, warranties, covenants and agreements of the Vendors shall (except where otherwise specifically provided in this Agreement) survive the Closing and shall continue in full force and effect for a period of one year from the Closing Date for all matters.

2.3 Reliance - The Vendors acknowledge and agree that Garuda has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of Garuda and that no information which is now known or which may hereafter become known to Garuda or its officers, directors or professional advisers shall limit or extinguish the right to indemnification hereunder.

2.4 Independent Legal Advice - the Vendors acknowledge that they have been advised that this agreement has been prepared by legal counsel acting jointly for and by the consent of Garuda and HFL. The Vendors are advised that they should seek their own independent legal advice prior to executing this agreement.

3.0      REPRESENTATIONS AND WARRANTIES OF GARUDA
         ----------------------------------------

3.1 Garuda represents and warrants to and in favour of the Vendors as follows and acknowledges that the Vendors are relying upon such representations and warranties in connection with the transactions contemplated herein:

     (a) Garuda is a Nevada company duly organized, validly existing and in good standing with respect to all filings required under applicable laws, has the corporate power and capacity to own or lease its property and assets and to carry on its business as now conducted by it, is duly licensed or qualified as a foreign corporation in each jurisdiction in which the character of the property and assets now owned by it or the nature of its business as now conducted by it requires it to be so licensed or qualified (save where failure to have such license or qualification is not in the aggregate material) and has the corporate power and capacity to enter into this Agreement and perform its obligations hereunder;

     (b) There are 1,247,575 Common Shares issued and outstanding as fully paid and non-assessable in the capital of Garuda, as at the date hereof, inclusive of the 1,000,000 shares issued on the most recent private placment;

     (c) with the exception of the Series "A" Convertible Debentureholders who maintain the right to convert their outstanding principal and interest into shares of HFL at $0.20 per share, no person at present has any agreement, option, understanding or commitment (including convertible securities, warrants or convertible obligations of any nature), for the purchase or issue of or conversion into any of the unissued shares of Garuda or any unissued securities of Garuda;

     (d) the financial statements contained in the Public Record present fairly the financial position of Garuda at the relevant dates and the results of its operations and cash flows for the periods indicated in the said statements and have been prepared in accordance with accounting principles generally accepted in the United States consistently applied;

     (e) except as disclosed in the Public Record, there has been no material adverse change in the business or condition, financial or otherwise, of Garuda from that shown in the financial statements referred to in Paragraph (d) of this Section 3.0 and Garuda has not experienced, nor is it aware of any occurrence or event which has, or might reasonably be expected to have, a material adverse effect on the business or the result of its operations which would materially adversely affect the value of its business;

     (f) the execution and delivery of this Agreement and the consummation of the transaction contemplated herein do not and will not:

          (i) result in the breach or violation of any term or provision of the constating documents of Garuda; or

          (ii) conflict with, result in a breach or cancellation of, constitute a default under, invalidate or impair rights to properties under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Garuda is a party or by which it is bound or to which any property of Garuda is subject or result in the creation of any lien, charge or encumbrance upon any of the assets of Garuda under any such agreement or instrument, or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; or

          (iii)violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Garuda;

     (g) the execution, delivery and performance of this Agreement and the performance of the transactions contemplated herein are within the corporate power and authority of Garuda and have been authorized by all necessary corporate action of Garuda; the directors of Garuda believe this transaction is in the best interests of Garuda and this Agreement constitutes a valid and binding obligation of Garuda;

     (h) Garuda is not a party to, or bound by, any agreements, covenants, undertakings or other commitments, on its own or as a result of any partnership or joint venture in which it is a partner or participant:

          (i) under which the transaction contemplated herein would have the effect of imposing restrictions or obligations on Garuda materially greater than those imposed upon Garuda or any such partnership or joint venture at the date hereof;

          (ii) which would give a third party, as a result of the consummation of the transaction contemplated herein, a right to terminate any material agreement to which Garuda or any such partnership or joint venture is a party or to purchase any of their respective assets; or

          (iii)under which the consummation of the transaction contemplated herein would impose material restrictions on the ability of Garuda to carry on any business which it might choose to carry on within any geographical area, to acquire property or dispose of its property and assets in their entirety or to change its corporate status;

     (j) the description of the business of Garuda, its financial condition, assets and properties in the Public Record does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such description not misleading;

     (k) Garuda has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement;

     (l) except as disclosed in the Public Record, there is no basis for and there are no actions, suits, proceedings or investigations commenced, or to the knowledge of Garuda contemplated or threatened, against or affecting Garuda or by any person or before any arbitrator of any kind which would prevent or hinder the consummation of this Agreement or which have resulted in, involve the possibility of or could involve the possibility of any judgment or liability which can reasonably be expected to have a material adverse effect on the business operations, properties, assets or condition, financial or otherwise, of Garuda;

     (m) there are no known or anticipated material liabilities of any kind whatsoever (including absolute, accrued or contingent liabilities) nor any commitments whether or not determined or determinable, in respect of which Garuda is or may become liable other than the liabilities disclosed on, reflected in or provided for in the financial statements referred to in Paragraph (d) of Section 3.0 hereof or reflected in the Public Record or incurred in the ordinary course of business;

     (n) the corporate records and minute books of Garuda as required to be maintained by it under the laws of its jurisdiction of incorporation are up to date and contain complete and accurate minutes of all meetings of its respective directors and shareholders and all resolutions consented to in writing;

     (o) except as disclosed in the Public Record Garuda does not have any material contracts, and each material contract or agreement between Garuda and any other person is in full force and effect and, to the best of the knowledge and belief of Garuda, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or lapse of time or both, would constitute such a material breach or default;

     (p) Garuda has duly filed on a timely basis all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof; adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against Garuda; there are no actions, suits, proceedings, investigations or claims now threatened or pending against Garuda in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

     (q) Garuda has withheld from each payment made to any of its officers, directors, former directors and employees the amount of all taxes including, but not limited to, income tax and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving officers within the time required under any applicable tax legislation;

     (r) the common shares of Garuda are at present listed and posted for trading on the NASD Over the Counter Market (OTC Bulletin Board) and on no other stock exchange;

     (s) Garuda is a reporting issuer pursuant to the U.S. Securities Exchange Act of 1934 in good standing and in compliance with its obligations under such legislation and the rules and regulations thereunder, and all other Securities legislation, both Federal and State;

     (t) all of Garuda's issued Common Shares were issued in compliance with applicable securities laws;

     (u) to Garuda's knowledge, Garuda is in compliance, in all material respects, with all applicable laws; and

     (v) none of the representations, warranties or statements of fact made in this Section contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading.

3.2 Survival - The representations and warranties of Garuda contained in this Agreement shall survive the Closing and the purchase of the HFL Shares, and, notwithstanding the Closing and the purchase of the HFL Shares, the representations and warranties of Garuda shall continue in full force and effect for the benefit of the Vendors for a period of one year from the Closing Date.

3.3 Reliance - Garuda acknowledges and agrees that the Vendors have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Vendors and that no information which is now known or should be known or which may hereafter become known to any of the Vendors or their professional advisers shall limit or extinguish the right to indemnification hereunder.

4.0  PURCHASE AND SALE
     -----------------

4.1 HFL Shares - Based and relying on the representations and warranties set forth in Part 2, Garuda hereby agrees to purchase the HFL Shares from the Vendors and the Vendors agrees to sell the HFL Shares to Garuda, free and clear of all liens, claims, charges, options and encumbrances whatsoever and Garuda hereby agrees to pay the Purchase Price on the terms and conditions hereinafter set forth.

4.2  Purchase Price - The Purchase Price shall be US$700,000 allocated:


     US$600,000 to the 6,894,000Common Shares - US$0.087 per Common Share, and

     US$100,000 to the 240,000 Preferred Shares - US$0.4167 per Preferred Share



4.3 Payment of Purchase Price - The Purchase Price shall be paid by Bank Drafts or Solicitor's Trust Cheques totalling the Purchase Price, each Vendor to receive that portion of the Purchase Price as is set out beside their names in Schedule "A" hereto.

5.0  CLOSING
     -------

5.1 Closing Date and Location - The transactions contemplated herein shall be completed at 2:00 p.m. on March 15, 2002, at the offices of Armstrong & Company, 480-650 West Georgia Street, Vancouver, B.C. or at such other time or at such other location as may be mutually agreed upon in writing by the parties hereto.

5.2 Vendor's Closing Documents - On the Closing Date, the Vendors shall deliver, or cause to be delivered, to Garuda the documents set forth in subsection 6.1(e) hereof and such other documents as Garuda may reasonably require to perfect the purchase and sale intended hereby.

5.3 Payment of Purchase Price - On the Closing Date, Garuda shall pay the Purchase Price by delivering to the Vendors or their representative, a bank draft or solicitor's trust cheque representing that portion of the Purchase Price as is set out opposite their respective names in Schedule "A" hereto.

6.0  CONDITIONS  PRECEDENT TO THE PERFORMANCE BY GARUDA OF ITS OBLIGATIONS UNDER
     ---------------------------------------------------------------------------
     THIS AGREEMENT
     --------------

6.1 The obligations of Garuda to complete the purchase of the HFL Shares shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent:

     (a) HFL Financials - The HFL Financials shall have been completed and delivered to Garuda and be as represented herein;

     (b)  Approvals  -  The   directors  of  Garuda  shall  have   approved  the
          acquisition contemplated herein at the Meeting called to consider this matter;

     (c) Truth and Accuracy of Representations of the Vendors at Closing - The representations and warranties of the Vendors made in Section 2 shall be true and correct in all material respects as at the Closing and the Vendors shall have complied in all material respects with his obligations and covenants hereunder;

     (d) Performance of Obligations - The Vendors shall have caused HFL to have performed and complied with all the obligations to be performed and complied with by it in order to complete the intent of this Agreement;

     (e) Absence of Injunctions, etc. - No injunction or restraining order of any Court or administrative tribunal of competent jurisdiction shall be in effect prohibiting the transactions contemplated hereby and no action or proceeding shall have been instituted or be pending before any Court or administrative tribunal to restrain or prohibit the transactions between the parties contemplated hereby;

     (f) Absence of Change of Conditions - No event shall have occurred or condition or state of facts of any character shall have arisen or legislation (whether by statute, rule, regulation, by-law or otherwise) shall have been introduced which might reasonably be expected to have a materially adverse effect upon the financial conditions, results of operations or business prospects of HFL;

     (g) Closing Documentation - Garuda shall have received from the Vendors and, where applicable, HFL the following closing documentation:

          (i) share certificates representing all of the issued preferred and common shares in HFL issued in the name of the Vendors, duly endorsed for transfer to Garuda;

          (ii) a certified copy of resolutions of the directors of HFL authorizing the transfer of the shares contemplated herein, the registration of the respective shares in the name of Garuda and the issuance of share certificates representing the respective shares registered in the name of Garuda;

          (iii)share certificates registered in the name of Garuda, signed by the President of HFL representing the HFL Shares being acquired hereunder;

          (iv) all  other  necessary  consents,   waivers,   and  authorizations
               required to enable the transfer of the respective shares to Garuda as provided for in this Agreement;

          (v) all such instruments of transfer, duly executed, which in the opinion of Garuda acting reasonably are necessary to effect and evidence the transfer of the HFL Shares from the Vendors to Garuda free and clear of all liens, charges and encumbrances whatsoever;

          (vi) the corporate minute books and all other books and records of HFL and such copies of corporate records for HFL as counsel for Garuda may determine is appropriate; and

          (vii) the corporate seals for HFL.



     (h) Completion of Due Diligence - Garuda shall have completed its due diligence on HFL, and the results of such due diligence shall be satisfactory to Garuda in its discretion, failing which at any time Garuda may provide written notice of its intent to terminate and this Agreement will be terminated immediately upon receipt of such notice by the Vendors ("Termination Date").

6.2 The conditions set forth in this Section 6 are for the exclusive benefit of Garuda and, with the exception of item (a), may be waived by Garuda in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, the completion of the purchase and sale contemplated by this Agreement by Garuda shall not prejudice or affect in any way the rights of Garuda in respect of the warranties and representations of the Vendors set forth in
Section 2 of this Agreement, and the representations and warranties of the Vendors set forth in Section 2 of this Agreement shall survive the completion and payment of the Purchase Price.

7.0  CONDITIONS PRECEDENT TO THE PERFORMANCE OF THE VENDORS OF THEIR OBLIGATIONS
     ---------------------------------------------------------------------------
     UNDER THIS AGREEMENT
     --------------------

7.1 The obligations of the Vendors to complete the sale of HFL Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent:

     (a) Truth and Accuracy of Representations of Garuda at Closing Time - All of the representations and warranties of Garuda set forth in Section
          3.1 hereof shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time;

     (b) Performance of Agreements - Garuda shall have complied with and/or performed all its obligations, covenants and agreements herein;

     (c) Approvals - Garuda shall have received, on or before the Closing Date, all approvals necessary to this transaction;

     (d) Private Placement Financing - At the Closing Date, or within 21 days thereafter, Garuda shall have arranged a private placement to raise not less than $1,000,000; and

     (e) Purchase Price - The delivery at Closing, in accordance with paragraph 5.3, of the Purchase Price.

     (f) Appointment of Director - Garuda shall, at the Closing Date, or at such later time as is advised by Robin Relph, appoint Robin Relph to the board of directors of Garuda.


7.2 The conditions set forth in this Section 7 are for the exclusive benefit of the Vendors and may be waived by the Vendors in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, completion of the purchase and sale contemplated by this Agreement by the Vendors shall not prejudice or affect in any way the rights of the Vendors in respect of the warranties and representations of Garuda set forth in Section 3 of this Agreement, and the representations and warranties of Garuda set forth in Section 3 of this Agreement shall survive for a period of one year from the date hereof.

8.0  COVENANTS
     ---------

8.1  Covenants of Garuda - Garuda hereby covenants and agrees as follows:

     (a) until the Closing Date, Garuda will carry on its business in the ordinary course, except as otherwise contemplated in this Agreement;

     (b) until the Closing Date, Garuda will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement or in the Circular and, without limiting the generality of the foregoing, Garuda will not:

          (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of Garuda's shareholders;

          (ii) with the exception of a private placement of 1,000,000 shares, issue any of its shares or other securities convertible into shares or enter into any commitment or agreement therefor, other than as is contemplated by this agreement, or as may be agreed upon in writing by the Vendors;

          (iii) make any payment to any director, officer or employee;

     (c) Garuda shall not alter or amend its constating documents as the same exist at the date of this Agreement except as contemplated in the Circular;

     (d) except as consented to in writing by the Vendors, Garuda shall not, until the Closing Date, engage in any business, enterprise or other activity different from that carried on by it at the date of this Agreement or enter into any transaction or incur (except in respect of obligations or liabilities to which it is already legally subject) any obligation, expenditure or liability other than obligations, expenditures and liabilities relating to the maintenance of its corporate existence and this Agreement;

     (e) Garuda shall furnish to the Vendors such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of Garuda as may reasonably be requested by the Vendors, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

     (f) Garuda shall ensure that the information and financial statements related to Garuda and provided by Garuda shall be true, correct and complete in all material respects and shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made; and

     (g) Garuda shall do all such other acts and things as may be necessary or desirable in order to give effect to the transaction contemplated by this Agreement and, without limiting the generality of the foregoing, Garuda shall use its best efforts:

          (i) to obtain, before the Closing Date, all authorizations, waivers, exemptions, consents, orders and other approvals from domestic or foreign courts, governmental or regulatory agencies, boards, commissions or other authorities, shareholders and third parties as are necessary for the consummation of the transactions contemplated hereby; and

          (ii) to satisfy each of the conditions precedent to be satisfied by it and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary or advisable under applicable laws and regulations to permit the completion of the transaction contemplated herein in accordance with the provisions of this Agreement.

8.2 Covenants of the Vendors and HFL The Vendors and HFL hereby covenant and agree as follows:

     (a) The Vendors and/or HFL shall furnish to Garuda such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of HFL as may reasonably be requested by Garuda, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

     (b) The Vendors and/or HFL shall ensure that the information related to HFL and provided by the Vendors or the directors of HFL shall be true, correct and complete in all material respects and shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made;

     (c) The Vendors and/or HFL shall do all such other acts and things as may be necessary or desirable in order to give effect to the transaction contemplated hereby;

     (d) until the Closing, HFL agrees, and the Vendors will cause HFL, to carry on its business in the ordinary course, except as otherwise contemplated in this Agreement;

     (e) until the Closing, HFL agrees, and the Vendors will not cause, HFL to merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement or as disclosed to Garuda and, without limiting the generality of the foregoing, HFL will not:

               (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of their respective shareholders;

               (ii) cause  the  issuance  of  any  shares  or  other  securities convertible into shares or enter into any commitment or agreement therefore, other than with respect to issuances to Vendor's whose interest is as set out in Schedule "A" hereto;

               (iii)make  any  payment  to any  director,  officer  or  employee except pursuant to existing employment arrangements;

     (f) except as otherwise consented to in writing by Garuda, HFL shall not, and the Vendors shall not permit HFL, until the Closing, to engage in any business, enterprise or other activity different from that carried on by it at the date of this Agreement;

     (g) The Vendors and HFL shall furnish to Garuda such valuation and technical reports and financial statements, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of HFL as may reasonably be requested by Garuda and all other applicable regulatory authorities, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

     (h) The Vendors and HFL shall do all such other acts and things as may be necessary or desirable in order to give effect to the transactions contemplated herein and, without limiting the generality of the foregoing, the Vendors and HFL shall use their best efforts to apply for and obtain such other consents, orders or approvals as counsel for Garuda may advise are necessary or desirable for the implementation of this Agreement.


9.   EXAMINATIONS AND WAIVERS
     ------------------------

9.1 Access for Investigation - The Vendors shall permit Garuda and its employees, agents, legal counsel, accountants and other representatives, between the date hereof and the Closing Date, to have access during normal business hours to the premises and to all the key employees, books, accounts, records and other data of HFL (including, without limitation, all corporate, accounting and tax records and any electronic or computer accessed data) and to the properties and assets of HFL, and HFL will furnish, and require that their principal bankers, appraisers and independent auditors and other advisors furnish, to Garuda such financial and operating data and other information with respect to the business, properties and assets of HFL as Garuda shall from time to time reasonably request to enable confirmation of the matters warranted in Section 2 hereof. It is also the intention of the parties that Garuda will be entitled to meet with HFL's major clients, customers and suppliers prior to Closing.

9.2 Disclosure of Information - Until the Closing Time and, in the event of the termination of this Agreement without consummation of the transactions contemplated hereby, thereafter, Garuda will use its best efforts to keep confidential any information (unless otherwise required by law or such information is readily available or becomes readily available, from public or published information or sources) obtained from HFL. If this Agreement is so terminated, promptly after such termination all documents, work papers and other written material obtained from a party in connection with this Agreement and not theretofore made public (including all copies and photocopies thereof), shall be returned to the party which provided such material.


10.0 GENERAL
     -------

10.1 Public Notices - The parties hereto agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated and no party hereto shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

10.2 Expenses - All costs and expenses including legal expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Garuda.

10.3 Currency - Unless otherwise specified, all dollar figures contained in this agreement refer to U.S. currency.

10.4 Time - Time shall be of the essence hereof.

10.5 Notices - Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or telecopied to the party to whom it is given or if mailed, by prepaid registered mail, addressed to such party at:

(a)      If to Garuda,
                                    John Curry,  President
                                    1895 West 26th Street
                                    West Vancouver,  BC, V7V 2K4
                                    Fax: 604-482-0111

(b)      If to the Vendors,
                                    C. Robin Relph, Chairman
                                    1576 Rand Avenue
                                    Vancouver, BC V6P 3G2
                                    Fax: 604-266-9919

with a copy in each case to:

                  Paul Simpson, Esq.  Barrister & Solicitor
                  480 - 650 West Georgia Street
                  Vancouver, British Columbia
                  V6B 4N9
                  Fax (604) 662-3231


or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this section. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five (5) business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary course, in which case any notice shall not be effectively given unless it is actually delivered or sent by telecopy. Any notice delivered or telecopied to the party to whom it is addressed shall be deemed to have been given and received on the day it was delivered, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day.

10.6 Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the parties hereto submit and attorn to the jurisdiction of the Courts of the Province of British Columbia.

10.7 Severability - If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

10.8 Entire Agreement - This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, by and between any of the parties hereto with respect to the subject matter hereof.

10.9 Further Assurances - The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

10.10 Enurement - This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

10.11 Counterparts - This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such agreement or facsimile so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have hereunto duly executed this Agreement as of the day and year first above written.

GARUDA CAPITAL CORP.


per: /s/
     ---------------------------------------
       Authorized Signatory

HAGENSBORG FOODS LTD


per: /s/
     ---------------------------------------
       Robin Relph, Director


SIGNED, SEALED AND DELIVERED        )
by ROBIN RELPH in the presence of:  )
                                    )
__________________________________  )
Name                                )
                                    )        /s/
__________________________________  )        ________________________________
Address                             )        ROBIN RELPH
                                    )
                                    )
                                    )
__________________________________  )
Occupation                          )


HAGENSBORG FOODS CORPORATION


per: /s/
     ---------------------------------------
       Authorised Signatory

LAMONT ASSET MANAGEMENT S.A.


per: /s/
     ---------------------------------------
       Authorised Signatory

THE RIGPA FOUNDATION LTD


per: /s/
     ---------------------------------------
       Authorised Signatory


HAGENSBORG LIMITED


per: /s/
     ---------------------------------------
       Authorised Signatory




                                                     SCHEDULE "A"
                                                      The Vendors

         Common Shares
---------------------------------------------------------- ------------------------------- ---------------------------
Name and address for delivery of Purchase Proceeds:               Number of Common         Portion of Purchase Price:
                                                                    Shares Held
---------------------------------------------------------- ------------------------------- ---------------------------
LaMont Asset Management S.A.
c/o A & A Actienbank                                                   72,000                      $6,266.32
Bahnhofstrasse 92
8023 Zurich, Switzerland
---------------------------------------------------------- ------------------------------- ---------------------------
The Rigpa Foundation Ltd.
PO Box N-596, 3rd Floor                                                72,000                      $6,266.32
George House, George Street
Nassau, Bahamas
---------------------------------------------------------- ------------------------------- ---------------------------
Hagensborg Foods Corporation
6613 S. 192nd Pl., Suite K-104                                        500,000                      $43,516.10
Kent, WA 98032
---------------------------------------------------------- ------------------------------- ---------------------------
Hagensborg Limited
3rd Floor, George House                                              6,250,000                    $543,951.26
George Street, PO Box N-8159
Nassau, Bahamas
---------------------------------------------------------- ------------------------------- ---------------------------

Total:                                                               6,894,000                     US$600,000
---------------------------------------------------------- ------------------------------- ---------------------------




         Preferred Shares
---------------------------------------------------------- ------------------------------- ---------------------------
Name and address for delivery of Purchase Proceeds:             Number of Preferred        Portion of Purchase Price:
                                                                    Shares Held
---------------------------------------------------------- ------------------------------- ---------------------------
LaMont Asset Management S.A.
c/o A & A Actienbank                                                  120,000                       $50,000
Bahnhofstrasse 92
8023 Zurich, Switzerland
---------------------------------------------------------- ------------------------------- ---------------------------
                                                                                                    $50,000
Robin Relph                                                           120,000
#4, Arbour Island, Old Fort Bay
New Providence, Bahamas
---------------------------------------------------------- ------------------------------- ---------------------------
                                                                      240,000                      US$100,000
Total:
---------------------------------------------------------- ------------------------------- ---------------------------


SCHEDULE "B"
                               Material Contracts


     (a) Lease of Premises at 1576 Rand Avenue, Vancouver, B.C. pursuant to Lease Agreement dated July 29, 1996, as Modified August 30, 1996

     (b)  Series "A" Convertible Debentures in the total sum of $600,000